                        SIXTH AMENDMENT TO LOAN AGREEMENT


          THIS SIXTH AMENDMENT TO LOAN AGREEMENT (this "AMENDMENT") dated
May 13, 1996, by and between IOMEGA CORPORATION, a Delaware corporation ("BORROWER"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("LENDER"), is made in reference to the following facts:

          A. Lender and Borrower have previously entered into that certain Loan Agreement dated as of July 5, 1995 (as amended, the "LOAN AGREEMENT") and the documents, instruments and agreements executed in connection therewith. All capitalized terms used herein, unless otherwise defined herein, shall have the meaning set forth in the Loan Agreement.

          B.   Borrower has requested certain modifications to the Loan
Agreement.

          C. Lender is willing to amend the Loan Agreement on the terms and subject to the conditions set forth in this Amendment. Borrower is entering into this Amendment with the understanding and agreement that, except as specifically provided herein, none of Lender's rights or remedies as set forth in the Loan Agreement is being waived or modified by the terms of this Amendment.

          NOW, THEREFORE, on the terms and subject to the conditions set forth herein, and for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Loan Agreement shall be amended as follows:

          1. INCREASE IN MAXIMUM AMOUNT. The definition of "MAXIMUM AMOUNT" set forth in Section 1.22 of the Loan Agreement is amended in full to read as follows:

          "'Maximum Amount' shall mean the amount of $100,000,000."

          2. THIRD PARTY TERM LENDER(S). Section 2.2(d) of the Loan Agreement is hereby deleted in its entirety, and the following substituted therefor:

          "Section 2.2(d). THIRD PARTY TERM LENDER. At Borrower's option, Borrower may obtain term loan financing not to exceed $75,000,000 from one or more parties other than Lender, which loans may be secured only by purchase money liens on new equipment and which loans, in the aggregate with all loans outstanding under Facility B, do not exceed $75,000,000. Borrower shall provide to Lender executed copies of all documentation evidencing the term loan financing permitted hereunder not later than ten (10) days after the funding of the loan(s) evidenced thereby."

          3.   INTEREST RATES.

               a. Section 3.1(a) of the Loan Agreement is amended by substituting "one-half of one percent (0.5%)" in place of "one percent (1.0%)" in such Section. In addition, the LIBOR rate applicable to Facility A is amended as set forth on the Facility A Revolving Credit Note attached hereto as EXHIBIT A.

               b. Section 3.1(b) of the Loan Agreement is amended by substituting "three-quarters of one percent (0.75%)" in place of "one and one-quarter percent (1.25%)" in such Section.

          4. UNUSED LINE FEE. Section 3.5 of the Loan Agreement is amended by substituting "$80,000,000" in place of "the Maximum Amount" in such Section.

          5. SERVICING FEE. A new Section 3.8 is added to the Loan Agreement, to read as follows:

          "3.8 SERVICING FEE. Borrower shall pay to Lender on the first day of each month, commencing June 1996, a Servicing Fee in the amount of (i) $3,000 per month, for so long as Borrower is permitted to provide schedules of Accounts on a weekly basis in accordance with Section 8.3(a), or (ii) $5,000 per month at all other times."

          6.   FACILITY FEE.   Borrower shall pay to Lender a facility fee of
$250,000 on the Effective Date (defined below) and on each anniversary of the Loan Agreement, commencing with June 30, 1997, so long as the Loan Agreement is in effect.

          7. FACILITY INCREASE FEE. In consideration of this Amendment and the financial accommodations made available to Borrower from Lender, Borrower shall pay to Lender a facility increase fee of One Hundred Thousand Dollars ($100,000) for this Amendment. Such fee shall be due and payable on the Effective Date.

          8. ACCOUNTS REPORTING. Section 8.3(a) of the Loan Agreement is hereby deleted in its entirety, and the following substituted therefor:

          "(a) on a regular basis as required by Lender, a schedule of Accounts, including without limitation, daily sales, credit and adjustment journals and cash receipts;

          PROVIDED HOWEVER, that, for so long as excess borrowing availability under Facility A exceeds $20,000,000 (without consideration of the limitation on Revolving Loans imposed by the Maximum Amount) and no Event of Default has occurred and is continuing, Borrower shall not be required to provide Lender with a schedule of Accounts more frequently than once each week;"

          9. EQUITY AND SUBORDINATED DEBT. In addition to such other indebtedness incurred by Borrower prior to the Effective Date as permitted under
Section 9.1 of the Loan Agreement (as amended by the Fifth Amendment to Loan Agreement, dated March 12, 1996) and Section 9.5 of the Loan Agreement, Borrower may, after the Effective Date, issue an additional $175,000,000 in equity or convertible unsecured subordinated debt, all on the terms and subject to the conditions set forth in such Sections.

          10. LIMITED GUARANTEE RIGHTS. Section 9.3 of the Loan Agreement is hereby amended by deleting the period at the end of such Section, replacing it with a semi-colon, and adding thereto a clause which reads as follows:

          "PROVIDED HOWEVER, that Borrower may issue a guaranty in favor of Heller Bank AG regarding the factoring of the receivables of Iomega Europe GmbH, provided that Lender has approved in its discretion the form and substance of such guaranty and provided further that such guaranty is limited to not more than $35,000,000."

          11. SEIKO EPSON JOINT-VENTURE. Section 9.4 of the Loan Agreement is amended by (i) deleting the period at the end of clause (b) of such Section and replacing it with ", and", and (ii) adding a new clause (c) which reads as follows:

          "(c) in addition to the foregoing, and provided no Event of Default has occurred and is continuing, guaranties and/or investments in one or more joint ventures with Seiko Epson, not to exceed $15,000,000 outstanding (including outstanding contingent liabilities) at any one time in the aggregate."

          12. CONSENT TO NEW LEASE. Notwithstanding anything to the contrary in the Loan Agreement (including, without limitation, Section 9.1 thereof), Borrower may enter into a lease for its new administrative building in Roy, Utah on terms acceptable to Lender in its reasonable discretion.

          13. TERM OF LOAN AGREEMENT. Section 11.1(a) of the Loan Agreement is amended by substituting "June 30, 1997" in place of "June 30, 1996", in the first sentence thereof.

          14. EXTENSION OF FACILITY B TERM NOTE. Notwithstanding anything to the contrary in that certain Facility B Term Note dated September 12, 1995, in the original principal amount of $3,940,185 ("Facility B Note"), Borrower shall continue to make monthly payments thereunder in the amounts and on the terms provided therein through June 1, 1997, with all amounts of unpaid principal and accrued but unpaid interest and expenses on the Facility B Note due and payable on June 30, 1997.

          15. EARLY TERMINATION FEE. The amount of the early termination fees provided for in Section 11.1(c) of the Loan Agreement are amended in full to read as follows:

     "Date of Termination                      Fee
      -------------------                      ---

     First 90 days from the date of the
     Sixth Amendment to Loan Agreement       $500,000

     91st to 180th day from the date of
     the Sixth Amendment to Loan Agreement   $250,000

     Thereafter                                   -0-"

          16. CONDITIONS PRECEDENT. Each of the following shall constitute a condition precedent to the effectiveness of this Amendment (the "EFFECTIVE DATE") and to Lender's obligation to increase the Maximum Amount:

               a. Borrower shall have executed and delivered to Lender an original of this Amendment;

               b. Borrower shall have executed and delivered to Lender a new Facility A Revolving Credit Note in the form of EXHIBIT A hereto. Concurrently with the effectiveness of this Amendment, Lender shall mark "CANCELLED" and deliver to Borrower the existing Facility A Revolving Credit Note dated July 5, 1995, in the original principal amount of $60,000,000;

               c. There shall have been no material adverse change in the business, operations, profits or prospects of Borrower between December 31, 1995 and the Effective Date;

               d. Each of the representations and warranties set forth in the Loan Agreement and any of the other Loan Documents shall be true and correct in all material respects on and as of the Effective Date;

               e.   No Event of Default shall have occurred and be continuing;
     and

               f. Lender shall have received the Facility Fee and the Facility Increase Fee provided for in paragraphs 6 and 7 hereof, respectively, along with all other fees and charges payable by Borrower on or before the Effective Date.

          17. REAFFIRMATION. Except as specifically provided herein, all terms and conditions of the Loan Agreement and the other Loan Documents remain in full force and effect, without waiver or modification. This Amendment and the Loan Agreement shall be read together, as one document.

          18. REPRESENTATIONS AND WARRANTIES. Borrower hereby remakes all representations and warranties contained in the Loan Agreement and all other Loan Documents, and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Loan Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

          19. ENTIRE AGREEMENT. This Amendment embodies the entire understanding and agreement between the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements, understandings and inducements, whether express or implied, oral or written, relating to the subject matter of this Amendment.

          20. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

          21. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of California, except to the extent that Lender has greater rights or remedies under Federal law, whether as a national bank or otherwise, in which case such choice of California law shall not be deemed to deprive Lender of such rights and remedies as may be available under Federal law.

          22. ATTORNEYS' FEES. Borrower hereby agrees to pay Lender's attorneys' fees and other out-of-pocket expenses incurred in connection with the preparation, negotiation, execution and delivery of this Amendment. Further, if any legal action or proceeding shall be commenced at any time by any party to this Amendment in connection with its interpretation or enforcement, the prevailing party or parties in such action or proceeding shall be entitled to reimbursement of its reasonable attorneys' fees and costs in connection therewith, in addition to all other relief to which the prevailing party or parties may be entitled.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.


                              WELLS FARGO BANK,
IOMEGA CORPORATION              NATIONAL ASSOCIATION


By:    /s/ Robert J. Simmons         By:
       ----------------------                ------------------------
Title: Treasurer                     Title:
       ----------------------                ------------------------

                                    EXHIBIT A

                    FORM OF FACILITY A REVOLVING CREDIT NOTE

                        FACILITY A REVOLVING CREDIT NOTE

$100,000,000                                                       May ___, 1996


     FOR VALUE RECEIVED, the undersigned Iomega Corporation promises to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank") at its office at Commercial Finance Division, 9000 Flair Drive, El Monte, California, or at such other place as the holder hereof may designate, in lawful money of the United States of America and in immediately available funds, the principal sum of One Hundred Million Dollars ($100,000,000), or so much thereof as may be advanced and be outstanding, with interest thereon, to be computed on each advance from the date of its disbursement (computed on the basis of a 360-day year, actual days elapsed) either (i) at a fluctuating rate per annum of one-half of one percent (0.5%) above the Prime Rate in effect from time to time, or (ii) at a fixed rate per annum determined by Bank to be two and five-eighths percent (2.625%) above Bank's LIBOR in effect on the first day of the applicable Fixed Rate Term. When interest is determined in relation to the Prime Rate, each change in the rate of interest hereunder shall become effective on the date each Prime Rate change is announced within Bank. With respect to each LIBOR option selected hereunder, Bank is hereby authorized to note the date, principal amount, interest rate and Fixed Rate Term applicable thereto and any payments made thereon on Bank's books and records (either manually or by electronic entry) and/or on any schedule attached to this Note, which notations shall be prima facie evidence of the accuracy of the information noted.

A.   DEFINITIONS:

     As used herein, the following terms shall have the meanings set forth after each:

     1. "Business Day" means any day except a Saturday, Sunday or any other day designated as a holiday under Federal or California statute or regulation.

     2. "Fixed Rate Term" means a period commencing on a Business Day and continuing for thirty (30), sixty (60), ninety (90) or one hundred eighty (180) days, as designated by Borrower, during which all or a portion of the outstanding principal balance of this Note bears interest determined in relation to Bank's LIBOR; provided however, that no Fixed Rate Term may be selected for a principal amount less than Two Million Dollars ($2,000,000); and provided further, that no Fixed Rate Term shall extend beyond the scheduled maturity date hereof. If any such Fixed Rate Term would end on a day which is not a Business Day, then the Fixed Rate Term shall be extended to the next succeeding Business Day.

     3. "LIBOR" means the rate per annum (rounded upward, if necessary, to the nearest whole 1/8 of 1%) and determined pursuant to the following formula:

          LIBOR =             Base LIBOR
                    --------------------------------
                    100% - LIBOR Reserve Percentage

          (a) "Base LIBOR" means the rate per annum for United States dollar deposits quoted by Bank as the Inter-Bank Market Offered Rate, with the understanding that such rate is quoted by Bank for the purpose of calculating effective rates of interest for loans making reference thereto, on the first day of a Fixed Rate Term for delivery of funds on said date for a period of time approximately equal to the number of days in such Fixed Rate Term and in an amount approximately equal to the principal amount to which such Fixed Rate Term applies. Borrower understands and agrees that Bank may base its quotation of the Inter-Bank Market Offered Rate upon such offers or other market indicators of the Inter-Bank Market as Bank in its discretion deems appropriate including, but not limited to, the rate offered for U.S. dollar deposits on the London Inter-Bank Market.

          (b) "LIBOR Reserve Percentage" means the reserve percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor) for "Eurocurrency Liabilities" (as defined in Regulation D of the Federal Reserve Board, as amended), adjusted by Bank for expected changes in such reserve percentage during the applicable Fixed Rate Term.

     4. "Prime Rate" means at any time the rate of interest most recently announced within Bank at its principal office in San Francisco as its Prime Rate, with the understanding that the Prime Rate is one of the Bank's base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof after its announcement in such internal publication or publications as Bank may designate.

B.   INTEREST:

     1. PAYMENT OF INTEREST. Interest accrued on this Note shall be payable on the 1st day of each month, commencing June 1, 1996.

     2. SELECTION OF INTEREST RATE OPTIONS. At any time any portion of the outstanding principal balance of this Note bears interest determined in relation to Bank's LIBOR, it may be continued by Borrower at the end of the Fixed Rate Term applicable thereto so that it bears interest determined in relation to the Prime Rate or in relation to the Bank's LIBOR for a new Fixed Rate Term designated by Borrower. At any time any portion of the outstanding principal balance of this Note bears interest determined in relation to the Prime Rate, Borrower may convert all or a portion thereof so that it bears interest determined in relation to Bank's LIBOR for a Fixed Rate Term designated by Borrower. At the time each advance is requested hereunder or Borrower wishes to select the LIBOR option for all or a portion of the outstanding principal balance hereof, and at the end of each Fixed Rate Term, Borrower shall give Bank notice specifying (a) the interest rate option selected by Borrower, (b) the principal amount subject thereto, and
(c) if the LIBOR option is selected, the length of the applicable Fixed Rate Term. Any such notice may be given by telephone so long as, with respect to each LIBOR option selected by Borrower, (i) Bank receives written confirmation from Borrower not later than three (3) Business Days after such telephone notice is given, and (ii) such notice is given to Bank prior to 10:00 a.m., California time, on the first day of the Fixed Rate Term. If Borrower does not immediately accept the rate quoted by Bank, any subsequent acceptance by Borrower shall be subject to a redetermination by Bank of the applicable fixed rate; provided, however, that if Borrower fails to accept any such rate by 11:00 a.m., California time, on the Business Day such quotation is given, then the quoted rate shall expire and Bank shall have no obligation to permit a LIBOR option to be selected on such day. If no specific designation of interest is made at the time any advance is requested hereunder or at the end of any Fixed Rate Term, Borrower shall be deemed to have made a Prime Rate interest selection for such advance or the principal amount to which such Fixed Rate Term applied. Notwithstanding the foregoing, no more than four (4) LIBOR options may be outstanding at any one time.

     3.   ADDITIONAL LIBOR PROVISIONS.

     (a) If Bank at any time shall determine that for any reason adequate and reasonable means do not exist for ascertaining Bank's LIBOR, then Bank shall promptly give notice thereof to Borrower. If such notice is given and until such notice has been withdrawn by Bank, than (i) no new LIBOR option may be selected by Borrower, and (ii) any portion of the outstanding principal balance hereof which bears interest determined in relation to Bank's LIBOR, subsequent to the end of the Fixed Rate Term applicable thereto, shall bear interest determined in relation to the Prime Rate.

     (b) If any law, treaty, rule, regulation or determination of a court or governmental authority or any change therein or in the interpretation or application thereof (each, a "Change in Law") shall make it unlawful for Bank
(i) to make LIBOR options available hereunder, or (ii) to maintain interest rates based on Bank's LIBOR, then in the former event, any obligation of Bank to make available such unlawful LIBOR options shall immediately be cancelled, and in the latter event, any such unlawful LIBOR-based interest rates then outstanding shall be converted, at Bank's option, so that interest on the portion of the outstanding principal balance subject thereto is determined in relation to the Prime Rate; provided however, that if any such Change in Law shall permit any LIBOR-based interest rates to remain in effect until the expiration of the Fixed Rate Term applicable thereto, then such permitted LIBOR-based interest rates shall continue in effect until the expiration of such Fixed Rate Term. Upon the occurrence of any of the foregoing events, Borrower shall pay to Bank immediately upon demand such amounts as may be necessary to compensate Bank for any fines, fees, charges, penalties or other costs incurred or payable by Bank as a result thereof and which are attributable to any LIBOR options made available to Borrower hereunder, and any reasonable allocation made by Bank among its operations shall be conclusive and binding upon Borrower.

     (c) If any Change in Law or compliance by Bank with any request for directive (whether or not having the force of law) from any central bank or other governmental authority shall:

     (i) subject Bank to any tax, duty or other charge with respect to any LIBOR options, or change the basis of taxation of payments to Bank of principal, interest, fees or any other amount payable hereunder (except for changes in the rate of tax on the overall net income of Bank); or

     (ii) impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances or loans by, or any other acquisition of funds by any office of Bank; or

    (iii) impose on Bank any other condition;

and the result of any of the foregoing is to increase the cost to Bank of making, renewing or maintaining any LIBOR options hereunder and/or to reduced any amount receivable by Bank in connection therewith, then in any such case, Borrower shall pay to Bank immediately upon demand such amounts as may be necessary to compensate Bank for any additional costs incurred by Bank and/or reductions in amounts received by Bank which are attributable to any LIBOR options made available to Borrower hereunder, any reasonable allocation made by Bank among its operations shall be conclusive and binding upon Borrower.

     (d) In addition to all other fees and charges, Borrower shall pay Bank a LIBOR fee of $500 for each LIBOR option.

     4. DEFAULT INTEREST. From and after the maturity date of this Note, or such earlier date as all principal owing hereunder becomes due and payable by acceleration or otherwise, the outstanding principal balance of this Note shall bear interest until paid in full at an increased rate per annum (computed on the basis of a 360-day year, actual days elapsed) equal to two percent (2%) above the rate of interest from time to time applicable to this Note.

C.   BORROWING AND REPAYMENT

     1. BORROWING AND REPAYMENT. Borrower may from time to time during the term of this Note borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all of the limitations, terms and conditions of this Note and of any document executed in connection with this Note; provided however, that the total outstanding borrowings under this Note shall not at any time exceed the principal amount stated above. The unpaid principal balance of this obligation at any time shall be the total amounts advanced hereunder by the holder hereof less the amount of principal payments made hereon by or for any Borrower, which balance may be endorsed hereon from time to time by the holder. The outstanding principal balance of this Note shall be due and payable in full on June 30, 1997.

     2. ADVANCES. Advances hereunder, to the total amount of the principal sum stated above, may be made by the holder at the oral or written request of any officer acting alone until written notice of the revocation of such authority is received by the holder at the office designated above, or any person, with respect to advances deposited to the credit of any account of Borrower with the holder, which advances, when so deposited, shall be conclusively presumed to have been made to or for the benefit of Borrower regardless of the fact that persons other than those authorized to request advances may have authority to draw against such account. The holder shall have no obligation to determine whether any person requesting an advance is or has been authorized by Borrower.

     3. APPLICATION OF PAYMENTS. Each payment on this Note shall be credited first, to any interest then due and second, to the outstanding principal balance hereof. All payments credited to principal shall be applied first, to the outstanding principal balance of this Note which bears interest determined in relation of the Prime Rate, if any, and second, to the outstanding principal balance of this Note which bears interest determined in relation to Bank's LIBOR, with such payments applied to the oldest Fixed Rate Term first.

     4.   PREPAYMENT.

     (a) PRIME RATE. Borrower may repay principal on any portion of this Note as permitted in the Loan Agreement.

     (b) LIBOR. Borrower may prepay principal on any portion of the Note which bears interest determined in relation to Bank's LIBOR at any time as permitted in the Loan Agreement and in the minimum amount of Two Million Dollars ($2,000,000); provided however, that if the outstanding principal balance of such portion of this Note is less than said amount, the minimum repayment amount shall be the entire outstanding principal balance thereof. In consideration of Bank providing this prepayment option to Borrower, or if any such portion of this Note shall become due and payable at any time prior to the last day of the Fixed Rate Term applicable thereto by acceleration or otherwise, Borrower shall pay to Bank, in addition to any other termination charges, immediately upon demand, a fee which is the sum of the discounted monthly differences for each month from the month of prepayment through the month in which such Fixed Rate Term matures, calculated as follows for each such month:

     (i) DETERMINE the amount of interest which would have accrued each month on the amount prepaid at the interest rate applicable to such amount had it remained outstanding until the last day of the Fixed Rate Term applicable thereto.

     (ii) SUBTRACT from the amount determined in (i) above the amount of interest which would have accrued for the same month on the amount prepaid for the remaining term of such Fixed Rate Term at Bank's LIBOR in effect on the date of repayment for new loans made for such term and in a principal amount equal to the amount prepaid.

    (iii) If the result obtained in (ii) for any month is greater than zero, discount that difference by Bank's LIBOR used in (ii) above.

Borrower acknowledges that prepayment of such amount will result in Bank incurring additional costs, expenses and/or liabilities, and that it is difficult to ascertain the full extent of such costs, expenses and/or liabilities. Borrower, therefore, agrees to pay the above-described prepayment fee and agrees that said amount represents a reasonable estimate of the prepayment costs, expenses and/or liabilities of Bank. If Borrower fails to pay any prepayment fee when due, the amount of such prepayment fee shall thereafter bear interest until paid at a rate per annum three percent (3%) above the Prime Rate in effect from time to time (computed on the basis of a 360-day year, actual days elapsed).

D.   EVENTS OF DEFAULT:

     This Note is made pursuant to and is subject to the terms and conditions of that certain Loan Agreement between Borrower and Bank dated as of July 5, 1995, as amended from time to time. Any default in the payment or performance of any obligation, or any defined event of default, under said Loan Agreement shall constitute an "Event of Default" under this Note.

E.   MISCELLANEOUS

     1. REMEDIES. Upon the occurrence of any Event of Default, the holder of this Note, at the holder's option, may declare all sums of principal and interest outstanding hereunder to be immediately due and payable without presentment, demand, protest or notice of dishonor, all of which are expressly waived by Borrower, and the obligation, if any, of the holder to extend any further credit hereunder shall immediately cease and terminate. Borrower shall pay to the holder immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of the holder's in-house counsel), incurred by the holder in connection with the enforcement of the holder's rights and/or the collection of any amounts which become due to the holder under this Note, and the prosecution or defense of any action in any way related to this Note, including without limitation, any action for declaratory relief, and including any of the foregoing incurred in connection with any bankruptcy proceeding relating to any Borrower.

     2. OBLIGATIONS JOINT AND SEVERAL. Should more than one person or entity sign this Note as a Borrower, the obligations of each such Borrower shall be joint and several.

     3. GOVERNING LAW. This Note shall be governed by and construed in accordance with the laws of the State of California, except to the extent Bank has greater rights or remedies under Federal law, whether as a national bank or otherwise, in which case such choice of California law shall not be deemed to deprive Bank of any such rights and remedies as may be available under Federal law.

                                   IOMEGA CORPORATION




                                   By                 EXHIBIT
                                         ----------------------------------
                                   Title
                                         ----------------------------------

                           FACILITY A REVOLVING CREDIT NOTE

$100,000,000                                                        May 13, 1996

    FOR VALUE RECEIVED, the undersigned Iomega Corporation promises to pay to the order of WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank") at its office at Commercial Finance Division, 9000 Flair Drive, El Monte, California, or at such other place as the holder hereof may designate, in lawful money of the United States of America and in immediately available funds, the principal sum of One Hundred Million Dollars ($100,000,000), or so much thereof as may be advanced and be outstanding, with interest thereon, to be computed on each advance from the date of its disbursement (computed on the basis of a 360-day year, actual days elapsed) either (i) at a fluctuating rate per annum of one-half of one percent (0.5%) above the Prime Rate in effect from time to time, or (ii) at a fixed rate per annum determined by Bank to be two and five-eighths percent (2.625%) above Bank's LIBOR in effect on the first day of the applicable Fixed Rate Term. When interest is determined in relation to the Prime Rate, each change in the rate of interest hereunder shall become effective on the date each Prime Rate change is announced within Bank. With respect to each LIBOR option selected hereunder, Bank is hereby authorized to note the date, principal amount, interest rate and Fixed Rate Term applicable thereto and any payments made thereon Bank's books and records (either manually or by electronic entry) and/or on any schedule attached to this Note, which notations shall be prima facie evidence of the accuracy of the information noted.

A.  DEFINITIONS:

    As used herein, the following terms shall have the meanings set forth after each:

    1. "Business Day" means any day except a Saturday, Sunday or any other day designated as a holiday under Federal or California statute or regulation.

    2. "Fixed Rate Term" means a period commencing on a Business Day and continuing for thirty (30), sixty (60), ninety (90) or one hundred eighty (180) days, as designated by Borrower, during which all or a portion of the outstanding principal balance of this Note bears interest determined in relation to Bank's LIBOR; provided however, that no Fixed Rate Term may be selected for a principal amount less than Two Million Dollars ($2,000,000); and provided further, that no Fixed Rate Term shall extend beyond the scheduled maturity date hereof. If any such Fixed Rate Term would end on a day which is not a Business Day, then the Fixed Rate Term shall be extended to the next succeeding Business Day.

    3. "LIBOR" means the rate per annum (rounded upward, if necessary, to the nearest whole 1/8 of 1%) and determined pursuant to the following formula:

         LIBOR =                 Base LIBOR
                        -------------------------------
                        100% - LIBOR Reserve Percentage

         (a) "Base LIBOR" means the rate per annum for United States dollar deposits quoted by Bank as the Inter-Bank Market Offered Rate, with the understanding that such rate is quoted by Bank for the purpose of calculating effective rates of interest for loans making reference thereto, on the first day of a Fixed Rate Term for delivery of funds on said date for a period of time approximately equal to the number of days in such Fixed Rate Term and in an amount approximately equal to the principal amount to which such Fixed Rate Term applies. Borrower understands and agrees that Bank may base its quotation of the Inter-Bank Market Offered Rate upon such offers or other market indicators of the Inter-Bank Market as Bank in its discretion deems appropriate including, but not limited to, the rate offered for U.S. dollar deposits on the London Inter-Bank Market.

         (b) "LIBOR Reserve Percentage" means the reserve percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor) for "Eurocurrency Liabilities" (as defined in Regulation D of the Federal Reserve Board, as amended), adjusted by Bank for expected changes in such reserve percentage during the applicable Fixed Rate Term.

    4. "Prime Rate" means at any time the rate of interest most recently announced within Bank at its principal office in San Francisco as its Prime Rate, with the understanding that the Prime Rate is one of the Bank's base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof after its announcement in such internal publication or publications as Bank may designate.

B.  INTEREST

    1. PAYMENT OF INTEREST. Interest accrued on this Note shall be payable on the 1st day of each month, commencing June 1, 1996.

    2. SELECTION OF INTEREST RATE OPTIONS. At any time any portion of the outstanding principal balance of this Note bears interest determined in relation to Bank's LIBOR, it may be continued by Borrower at the end of the Fixed Rate Term applicable thereto so that it bears interest determined in relation to the Prime Rate or in relation to the Bank's LIBOR for a new Fixed Rate Term designated by Borrower. At any time any portion of the outstanding principal balance of this Note bears interest determined in relation to the Prime Rate, Borrower may convert all or a portion thereof so that it bears interest determined in relation to Bank's LIBOR for a Fixed Rate Term designated by Borrower. At the time each advance is requested hereunder or Borrower wishes to select the LIBOR option for all or a portion of the outstanding principal balance hereof, and at the end of each Fixed Rate Term, Borrower shall give Bank note specifying (a) the interest rate option selected by Borrower, (b) the principal amount subject thereto, and (c) if the LIBOR option is selected, the length of the applicable Fixed Rate Term. Any such notice may be given by telephone so long as, with respect to each LIBOR option selected by Borrower,
(i) Bank receives written confirmation from Borrower not later than three (3) Business Days after such telephone notice is given, and (ii) such notice is given to Bank prior to 10:00 a.m., California time, on the first day of the Fixed Rate Term. If Borrower does not immediately accept the rate quoted by Bank, any subsequent acceptance by Borrower shall be subject to a redetermination by Bank of the applicable fixed rate; provided, however, that if Borrower fails to accept any such rate by 11:00 a.m., California time, on the business Day such quotation is given, then the quoted rate shall expire and Bank shall have no obligation to permit a LIBOR option to be selected on such day.
If no specific designation of interest is made at the time any advance is requested hereunder or at the end of any Fixed Rate Term, Borrower shall be deemed to have made a Prime Rate interest selection for such advance or the principal amount to which such Fixed Rate Term applied. Notwithstanding the foregoing, no more than four (4) LIBOR options may be outstanding at any one time.

    3.  ADDITIONAL LIBOR PROVISIONS.

    (a) If Bank at any time shall determine that for any reason adequate and reasonable means do not exist for ascertaining Bank's LIBOR, then Bank shall promptly give notice thereof to Borrower. If such notice is given and until such notice has been withdrawn by Bank, than (i) no new LIBOR option may be selected by Borrower, and (ii) any portion of the outstanding principal balance hereof which bears interest determined in relation to Bank's LIBOR, subsequent to the end of the Fixed Rate Term applicable thereto, shall bear interest determined in relation to the Prime Rate.

    (b) If any law, treaty, rule, regulation or determination of a court or governmental authority or any change therein or in the interpretation or application thereof (each, a "Change in Law") shall make it unlawful for Bank
(i) to make LIBOR options available hereunder, or (ii) to maintain interest rates based on Bank's LIBOR, then in the former event, any obligation of Bank to make available such unlawful LIBOR options shall immediately be cancelled, and in the latter event, any such unlawful LIBOR-based interest rates then outstanding shall be converted, at Bank's option, so that interest on the portion of the outstanding principal balance subject thereto is determined in relation to the Prime Rate; provided however, that if any such Change in Law shall permit any LIBOR-based interest rates to remain in effect until the expiration of the Fixed Rate Term applicable thereto, then such permitted LIBOR-based interest rates shall continue in effect until the expiration of such Fixed Rate Term. Upon the occurrence of any of the foregoing events, Borrower shall pay to Bank immediately upon demand such amounts as may be necessary to compensate Bank for any fines, fees, charges, penalties or other costs incurred or payable by Bank as a result thereof and which are attributable to any LIBOR options made available to Borrower hereunder, and any reasonable allocation made by Bank among its operations shall be conclusive and binding upon Borrower.

    (c) If any Change in Law or compliance by Bank with any request for directive (whether or not having the force of law) from any central bank or other governmental authority shall:

    (i) subject Bank to any tax, duty or other charge with respect to any LIBOR options, or change the basis of taxation of payments to Bank of principal, interest, fees or any other amount payable hereunder (except for changes in the rate of tax on the overall net income of Bank); or

    (ii) impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances or loans by, or any other acquisition of funds by any office of Bank; or

   (iii) impose on Bank any other condition;

and the result of any of the foregoing is to increase the cost to Bank of making, renewing or maintaining any LIBOR options hereunder and/or to reduced any amount receivable by Bank in connection therewith, then in any such case, Borrower shall pay to Bank immediately upon demand such amounts as may be necessary to compensate Bank for any additional costs incurred by Bank and/or reductions in amounts received by Bank which are attributable to any LIBOR options made available to Borrower hereunder, any reasonable allocation made by Bank among its operations shall be conclusive and binding upon Borrower.

    (d) In addition to all other fees and charges, Borrower shall pay Bank a LIBOR fee of $500 for each LIBOR option.

    4. DEFAULT INTEREST. From and after the maturity date of this Note, or such earlier date as all principal owing hereunder becomes due and payable by acceleration or otherwise, the outstanding principal balance of this Note shall bear interest until paid in full at an increased rate per annum (computed on the basis of a 360-day year, actual days elapsed) equal to two percent (2%) above the rate of interest from time to time applicable to this Note.

C.  BORROWING AND REPAYMENT

    1. BORROWING AND REPAYMENT. Borrower may from time to time during the term of this Note borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all of the limitations, terms and conditions of this Note and of any document executed in connection with this Note; provided however, that the total outstanding borrowings under this Note shall not at any time exceed the principal amount stated above. The unpaid principal balance of this obligation at any time shall be the total amounts advanced hereunder by the holder hereof less the amount of principal payments made hereon by or for any Borrower, which balance may be endorsed hereon from time to time by the holder. The outstanding principal balance of this Note shall be due and payable in full on June 30, 1997.

    2. ADVANCES. Advances hereunder, to the total amount of the principal sum stated above, may be made by the holder at the oral or written request of any officer acting alone until written notice of the revocation of such authority is received by the holder at the office designated above, or any person, with respect to advances deposited to the credit of any account of Borrower with the holder, which advances, when so deposited, shall be conclusively presumed to have been made to or for the benefit of Borrower regardless of the fact that persons other than those authorized to request advances may have authority to draw against such account. The holder shall have no obligation to determine whether any person requesting an advance is or has been authorized by Borrower.

    3. APPLICATION OF PAYMENTS. Each payment on this Note shall be credited first, to any interest then due and second, to the outstanding principal balance hereof. All payments credited to principal shall be applied first, to the outstanding principal balance of this Note which bears interest determined in relation to the Prime Rate, if any, and second, to the outstanding principal balance of this Note which bears interest determined in relation to Bank's LIBOR, with such payments applied to the oldest Fixed Rate Term first.

    4.   PREPAYMENT.

    (a) PRIME RATE. Borrower may repay principal on any portion of this Note as permitted in the Loan Agreement.

    (b) LIBOR. Borrower may prepay principal on any portion of the Note which bears interest determined in relation to Bank's LIBOR at any time as permitted in the Loan Agreement and in the minimum amount of Two Million Dollars ($2,000,000); provided however, that if the outstanding principal balance of such portion of this Note is less than said amount, the minimum repayment amount shall be the entire outstanding principal balance thereof. In consideration of Bank providing this prepayment option to Borrower, or if any such portion of this

Note shall become due and payable at any time prior to the last day of the Fixed Rate Term applicable thereto by acceleration or otherwise, Borrower shall pay to Bank, in addition to any other termination charges, immediately upon demand, a fee which is the sum of the discounted monthly differences for each month from the month of prepayment through the month in which such Fixed Rate Term matures, calculated as follows for each such month:

    (i) DETERMINE the amount of interest which would have accrued each month on the amount prepaid at the interest rate applicable to such amount had it remained outstanding until the last day of the Fixed Rate Term applicable thereto.

    (ii) SUBTRACT from the amount determined in (i) above the amount of interest which would have accrued for the same month on the amount prepaid for the remaining term of such Fixed Rate Term at Bank's LIBOR in effect on the date of repayment for new loans made for such term and in a principal amount equal to the amount prepaid.

   (iii) If the result obtained in (ii) for any month is greater than zero, discount that difference by Bank's LIBOR used in (ii) above.

Borrower acknowledges that prepayment of such amount will result in Bank incurring additional costs, expenses and/or liabilities, and that it is difficult to ascertain the full extent of such costs, expenses and/or liabilities. Borrower, therefore, agrees to pay the above-described prepayment fee and agrees that said amount represents a reasonable estimate of the prepayment costs, expenses and/or liabilities of Bank. If Borrower fails to pay any prepayment fee when due, the amount of such prepayment fee shall thereafter bear interest until paid at a rate per annum three percent (3%) above the Prime Rate in effect from time to time (computed on the basis of a 360-day year, actual days elapsed).

D.  EVENTS OF DEFAULT:

    This Note is made pursuant to and is subject to the terms and conditions of that certain Loan Agreement between Borrower and Bank dated as of July 5, 1995, as amended from time to time. Any default in the payment or performance of any obligation, or any defined event of default, under said Loan Agreement shall constitute an "Event of Default" under this Note.

E.  MISCELLANEOUS

    1. REMEDIES. Upon the occurrence of any Event of Default, the holder of this Note, at the holder's option, may declare all sums of principal and interest outstanding hereunder to be immediately due and payable without presentment, demand, protest or notice of dishonor, all of which are expressly waived by Borrower, and the obligation, if any, of the holder to extend any further credit hereunder shall immediately cease and terminate. Borrower shall pay to the holder immediately upon demand the full amount of all payments, advances, charges, costs and expenses, including reasonable attorneys' fees (to include outside counsel fees and all allocated costs of the holder's in-house counsel), incurred by the holder in connection with the enforcement of the holder's rights and/or the collection of any amounts which become due to the holder under this Note, and the prosecution or defense of any action in any way related to this Note, including without limitation, any action for declaratory relief, and including any of the foregoing incurred in connection with any bankruptcy proceeding relating to any Borrower.

    2. OBLIGATIONS JOINT AND SEVERAL. Should more than one person or entity sign this Note as a Borrower, the obligations of each such Borrower shall be joint and several.

    3. GOVERNING LAW. This Note shall be governed by and construed in accordance with the laws of the State of California, except to the extent Bank has greater rights or remedfies under Federal law, whether as a national bank or otherwise, in which case such choice of California law shall not be deemed to deprive Bank of any such rights and remedies as may be available under Federal law.

                                       IOMEGA CORPORATION



                                       By  /s/ Robert J. Simmons
                                           -------------------------------
                                       Title  Treasurer
                                            ------------------------------

May 13, 1996

Iomega Corporation
1821 West Iomega Way
Roy, Utah  84067
Attention:  Robert J. Simmons, Treasurer

              Re:  AMENDMENT TO LOAN AGREEMENT

Dear Mr. Simmons:

         Reference is made to that certain Loan Agreement dated as of July 5, 1995 (the "LOAN AGREEMENT"), and to that certain Sixth Amendment thereto dated on or about the date hereof (the "SIXTH AMENDMENT"). Capitalized terms used but not defined herein shall have the meanings given them in the Loan Agreement.

         In consideration for Lender's entering into the Sixth Amendment, Borrower shall pay to Lender on the Effective Date (as defined in the Sixth Amendment) an agency fee in the amount of $50,000, which fee shall be solely for the account of Wells Fargo Bank, N.A. (the "AGENCY FEE"). The Agency Fee shall be in addition to all other fees and charges payable in connection with the Sixth Amendment, and receipt thereof by Lender shall be a condition precedent to the effectiveness of the Sixth Amendment.

         If the foregoing accurately sets forth our agreement, please sign this letter where indicated below and return it to the undersigned.

                                            Very truly yours,

                                            WELLS FARGO BANK, NATIONAL
                                              ASSOCIATION


                                            By:
                                                ----------------------------
                                            Title:
                                                   -------------------------

All of the foregoing is
accepted and agreed to as
May 13, 1996:

IOMEGA CORPORATION



By:   /s/ Robert J. Simmons
   --------------------------------
Title:  Treasurer
      -----------------------------